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                                                                 EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement of SEACOR Holdings, Inc. of our reports dated February 20, 1996, included in SEACOR Holdings, Inc.'s Annual report on Form 10-K for the year ended December 31, 1995, June 7, 1996 included in SEACOR's Current Report on Form 8-K dated May 31, 1996 filed on June 7, 1996 and May 10, 1996 included in SEACOR's Current Report on Form 8-K dated May 31, 1996 filed on June 14, 1996, and to all references to our Firm included in this Registration Statement.



                                             /s/  Arthur Andersen LLP



New Orleans, Louisiana
September 6, 1996